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                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549

                                     FORM SB-2
              REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                (Amendment No. ___)

                           AMERICAN FAMILY HOLDINGS, INC.
                  (Name of small business issuer in its charter))


           Delaware                     6500                    33-0769625
     ----------------------     ----------------------      -------------------
           (State or              (Primary Standard           (IRS Employer
        Jurisdiction of              Industrial               Identification
        Organization or          Classification Code              Number)
        Incorporation)                Number)

                          4220 Von Karman Avenue, Suite 110
                           Newport Beach, California 92660
                                     714-833-8600
            (Address and telephone number of principal executive offices)
                          4220 Von Karman Avenue, Suite 110

                           Newport Beach, California 92660
(Address of principal place of business or intended principal place of business)

                              David G. Lasker, President
                          4220 Von Karman Avenue, Suite 110
                           Newport Beach, California 92660
                                     714-833-8600
              (Name, address and telephone number of agent for service)

                                     Copy to:
                                 David R. Decker
                               Arter & Hadden, LLP
                            700 S. Flower St., 30th Fl.
                              Los Angeles, CA 90017

   Approximate date of proposed sale to the public: AS SOON AS PRACTICAL AFTER THE EFFECTIVE DATE OF THE REGISTRATION STATEMENT.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.     / /
                                                      -----------------------

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.                           / /
                                                      ------------------------

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.                           / /
                                                       ------------------------

                          CALCULATION OF REGISTRATION FEE

                                     PROPOSED
                                      MAXIMUM
                                     OFFERING      PROPOSED
       TITLE OF         AMOUNT       PRICE PER      MAXIMUM        AMOUNT OF
   SECURITIES BEING     BEING         SHARE OR     AGGREGATE      REGISTRATION
      REGISTERED      REGISTERED      UNIT (3)   OFFERING PRICE      FEE(4)
   ----------------   -----------    ---------   --------------   ------------
Units(1)                500,000       $10.00      5,000,000        1,724.00
Common Stock          1,000,000(2)     $8.00      8,000,000        2,758.40

     TOTAL            1,500,000                 $13,000,000       $4,482.40(5)


(1) Units consist of one share of Common Stock and a warrant to purchase two shares of Common Stock at a per share price equal to 80% of the closing price on the trading date before exercise.
(2)  Issuable upon exercise of the warrants included in the Units.
(3) $10 is an arbitrary amount chosen and is not intended to imply that the Common Stock will trade at a price of $10 per share.
(4) The registration fee for the common stock and the units to be issued in this offering has been calculated using the maximum number of shares and Units that can be issued in this offering. The registration fee for the common stock issuable upon exercise of the warrants has been calculated pursuant to Rule 457(i) assuming that all of the warrants would be exercised at a price equal to 80% of the offering price of the other common stock issued in this offering.
(5)  Paid previously with the filing of Registration Statement File No.
     333-37161.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

Pursuant to Rule 429 under the Securities Act, this Registration Statement is related to the issuer's Registration Statement File No. 333-37161 on Form S-4 (the "S-4"). The S-4 was originally filed with the Commission on October 3, 1997.


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                         AMERICAN FAMILY HOLDINGS, INC.
                             CROSS-REFERENCE SHEET


ITEM OF FORM SB-2                            PROSPECTUS* CAPTION OR LOCATION
-----------------                            -------------------------------
1.   Front of Registration
     Statement and Outside Front
     Cover of Prospectus.................... Cover of Registration Statement;
                                             Cross Reference sheet; Outside
                                             Front Cover of Prospectus

2.   Inside Front and Outside Back
     Cover Pages of Prospectus.............. Prospectus Summary; Reports to
                                             Shareholders

3.   Summary Information and Risk Factors... Prospectus Summary; Risk Factors

4.   Use of Proceeds........................ Use of Proceeds

5.   Determination of Offering Price........ The Offering

6.   Dilution............................... Dilution

7.   Selling Securityholders................ Not Applicable

8.   Plan of Distribution................... Prospectus Summary; The Offering

9.   Legal Proceedings...................... Business and Properties

10.  Directors, Executive Officers,
     Promoters and Control Persons.......... Prospectus Summary; Management
                                             Following the Acquisition

11.  Security Ownership of Certain
     Beneficial Owners and Management....... Prospectus Summary; Principal
                                             Shareholders; Management Following
                                             the Acquisition

12.  Description of Securities.............. Prospectus Summary; Description of
                                             Shares

13.  Interest of Named Experts and
     Counsel................................ Not Applicable

14.  Disclosure of Commission Position
     on Indemnification for Securities
     Act Liabilities........................ Fiduciary Responsibility and
                                             Indemnification

15.  Organization within Last Five Years.... Not Applicable

16.  Description of Business................ Prospectus Summary; Business
                                             and Properties

17.  Management's Discussion and
     Analysis or Plan of Operation.......... Management's Discussion and
                                             Analysis of Financial Condition
                                             and Results of Operations

18.  Description of Property................ Prospectus Summary; Business and
                                             Properties; Appraisals and
                                             Fairness Opinion


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                         AMERICAN FAMILY HOLDINGS, INC.

                              CROSS-REFERENCE SHEET
                                   (continued)

ITEM OF FORM SB-2                            PROSPECTUS* CAPTION OR LOCATION
-----------------                            -------------------------------
19.  Certain Relationships and
     Related Transactions................... Not Applicable

20.  Market for Common Equity and
     Related Stockholder Matters............ Risk Factors; The Offering; Shares
                                             Available for Future Sale

21.  Executive Compensation................. Prospectus Summary; Management
                                             Following the Acquisition

22.  Financial Statements................... Prospectus Summary; Selected
                                             Financial Information;
                                             Financial Statements
23.  Changes in and Disagreements
     with Accountants on Accounting and
     Financial Disclosure................... Not Applicable


ITEM OF FORM S-11**
-----------------
13.  Investment Policies of Registrant...... Prospectus Summary; Policies
                                             with Respect to Certain Activities

14.  Description of Real Estate............. Prospectus Summary; Business and
                                             Properties; Appraisals and
                                             Fairness Opinion

15.  Operating Data......................... Prospectus Summary; Business and
                                             Properties

-----------------------------------------------

* References are to prospectus contained in the Company's Registration Statement on Form S-4, Registration Statement File No. 333-37161

**   As required by General Instruction B.2. of Form SB-2

PROSPECTUS

     Pursuant to Rule 429, promulgated under the Securities Act of 1933, as amended, the Prospectus is hereby incorporated by reference from the Prospectus contained in Registration Statement on Form S-4 filed by American Family Holdings, Inc. (the "Form S-4"), Registration Statement File No. 333-37161. The Form S-4 was filed with the Securities and Exchange Commission on October 3, 1997.


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                                       PART II

                              INFORMATION NOT REQUIRED
                                   IN PROSPECTUS

Item 24   Indemnification of Directors and Officers

          Pursuant to the Registrant's Certificate of Incorporation and By-Laws and pursuant to Section 145 of the Delaware General Corporation Law, directors, officers and agents of the Registrant are entitled to indemnification for their actions in respect of the Registrant to the fullest extent permitted by Delaware law.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to officers, directors and controlling persons of the Registrant pursuant to such provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 25   Other Expenses of Issuance and Distribution

     SEC Registration Fee..................................... $ 4,482.40*
     NASD Fees................................................   1,800.00*
     Representative Non-Accountable Expense Allowance.........          0
     Accounting Fees and Expenses.............................         **
     Legal Fees and Expenses..................................         **
     Printing Expenses........................................         **
     Blue Sky Fees and Expenses...............................          0
     Transfer Agent Fees (if applicable)......................         **
     Miscellaneous............................................         **
          Total...............................................         **

     *    Previously paid in connection  with Registration Statement No.
          333-37161.
     **   To be filed by amendment.


Item 26   Recent Sales of Unregistered Securities

     On or about August 29, 1997, the Company issued an aggregate of 371,185 shares of common stock to Yale Partnership for Growth and Development, L.P. (which is controlled by David G. Lasker, President of the Company), J-Pat, L.P. (which is controlled by James N. Orth, Chief Executive Officer of the Company), L.C. "Bob" Albertson, Jr., Executive Vice President of the Company, and certain consultants to the Company. Such shares were purchased for $3,712 in cash. On or about October 23, 1997, the Company issued an aggregate of 18,918 additional shares to members of management for $189.18 in cash.
The issuances of the shares were exempt


                                      II-1

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from the filing requirements of the Securities Act of 1933, as amended (the
"Act") by virtue of Section 4(2) of the Act, as a transaction by an issuer not involving any public offering.

Item 27   Exhibits

          1.1 Form of Wholesaling Agreement between the Company and L.H. Friend, Weinress, Frankson & Presson, Inc.*
          1.2 Form of Selling Agreement between the Company and participating broker-dealers*
          2.1 Form of Agreement of Purchase and Sale and Joint Escrow Instructions for Mori Point Property*
          2.2 Form of Agreement of Purchase and Sale and Joint Escrow Instructions for Oceanside Property*
          2.3 Form of Agreement of Purchase and Sale and Joint Escrow Instructions for Yosemite/Ahwahnee I and II Property*
          2.4 Form of Agreement of Purchase and Sale and Joint Escrow Instructions for Delta Greens Property*
          3.1   Certificate of Incorporation of American Family Holdings, Inc.*
          3.2 Certificate of Amendment of Certificate of Incorporation before the Issuance of Stock*
          3.3   By-Laws of American Family Holdings, Inc.*
          4.1 Pages 1 through 4 of the Certificate of Incorporation of the Company Filed as Exhibit 3.1 above defining the rights of security holders are incorporated herein by this reference*
          4.2 American Family Holdings, Inc. Warrant to Purchase Shares of Common Stock*
          5.1 Opinion of Arter & Hadden LLP regarding legality of units and shares underlying warrants
          8.1   Form of Arter & Hadden LLP tax opinion*
          10.1  Form of Employment Agreement of David Lasker*
          10.2  Form of Employment Agreement of James Orth*
          10.3  Form of Employment Agreement of L.C. "Bob" Albertson, Jr.*
          10.4 1997 Stock Option and Incentive Plan for Officers, Independent Directors and Employees of American Family Holdings, Inc. and Affiliates*
          21.1  Subsidiaries of the Registrant*
          23.1  Consent of Arter & Hadden LLP as counsel contained in Exhibit
                5.1
          23.2  Consent of BDO Seidman, LLP as independent accountants
          23.3  Consent of Houlihan Valuation Advisers
          23.4  Consent of David E. Lane, Inc. (re Sacramento Greens appraisal)
          23.5  Consent of Boznanski and Company (re Oceanside appraisal)
          23.6  Consent of Arnold Associates (re Yosemite/Ahwahnee appraisals)
          23.7  Consent of PKF Consulting (re Mori Point appraisal)
          23.8 Consent of The Mentor Group, Inc. (re Yosemite/Ahwahnee appraisal)
          23.9  Consent of Arter & Hadden LLP as counsel contained in Exhibit
                8.1*


                                      II-2

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          23.10 Consent of Arter & Hadden LLP as counsel contained in Exhibit
                5.1
          24.1  Power of Attorney (see signature page)
          99.1 Appraisal Report "Delta Greens" Residential Subdivision, Sacramento, California, value dated as of May 9, 1997*
          99.2 Appraisal of Ahwahnee Golf Course and Resort, Madera County, California, value dated as of May 1, 1997*
          99.3  intentionally left blank
          99.4 Complete, Self-Contained Appraisal Partially Finished Residential Land 111 Residential Lots, "Symphony," Oceanside, California, value dated as of May 15, 1997*
          99.5 Appraisal of Fee Simple Estate in a 104.98 Acre Parcel Designated for Hotel Development, Located at Mori Point in Pacific, California, value dated as of May 1, 1997*
          99.6 Appraisal of Ahwahnee Resort and Country Club, value dated October 10, 1996*

          * Incorporated by reference to identically numbered exhibits in the Company's Registration Statement on Form S-4 and all amendments thereto. Such Registration Statement was originally filed October 3, 1997.

Item 28   Undertakings

          (i)   The undersigned Registrant hereby undertakes:

                (A) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (1) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (2) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                    (3) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                (B) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the official BONA FIDE offer thereof.

                (C) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (ii) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

     In the event that claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of competent jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                      II-4

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                                  SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on January 13, 1998.

                                           AMERICAN FAMILY HOLDINGS, INC.

                                           By      /s/ David G. Lasker
                                              -------------------------------
                                                   David G. Lasker,
                                                   Co-Chairman of the Board

                                 POWER OF ATTORNEY

     Each person whose signature appears appoints each of David Lasker and James Orth, his agent and attorney-in-fact, with full power of substitution to execute for him and in his name, in any and all capacities, all amendments (including post-effective amendments) to the Registration Statement to which this power of attorney is attached.

     In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                       TITLE                     DATE
          ---------                       -----                     ----

                               Co-Chairman of the Board
                               President
/s/ David G. Lasker            Chief Financial Officer
-----------------------------  Chief Accounting Officer       January 13, 1998
David G. Lasker

                               Co-Chairman of the Board
/s/ James N. Orth              Chief Executive Officer
-----------------------------  Secretary                      January 13, 1998
James N. Orth

/s/ L.C. "Bob" Albertson, Jr.  Executive Vice President
-----------------------------  Director                       January 13, 1998
L.C. "Bob" Albertson, Jr.

/s/ Charles F. Hanson
-----------------------------  Director                       January 13, 1998
Charles F. Hanson

/s/ Dudley Muth
-----------------------------  Director                       January 13, 1998
Dudley Muth

/s/ John G. LeSieur, III
-----------------------------  Director                       January 13, 1998
John G. LeSieur, III



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                                    EXHIBIT INDEX
     EXHIBIT

          5.1 Opinion of Arter & Hadden LLP regarding legality of units and shares underlying warrants.

          23.2  Consent of BDO Seidman, LLP as independent accountants
          23.3  Consent of Houlihan Valuation Advisers
          23.4  Consent of David E. Lane, Inc. (re Sacramento Greens appraisal)
          23.5  Consent of Boznanski and Company (re Oceanside appraisal)
          23.6  Consent of Arnold Associates (re Yosemite/Ahwahnee appraisals)
          23.7  Consent of PKF Consulting (re Mori Point appraisal)
          23.8  Consent of The Mentor Group, Inc. (re Yosemite/Ahwahnee
                appraisal)
          23.10 Consent of Arter & Hadden LLP as counsel contained in Exhibit
                5.1
          24.1  Power of Attorney (see signature page)